UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 26, 2004

Second Bancorp Incorporated

(Exact name of registrant as specified in its charter)

Ohio	0-15624	34-1547453

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Main Avenue S.W., Warren, Ohio	44482-1311

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-841-0123

Item 5. Other Events

On May 26, 2004, the Company issued the following press release:

SECOND BANCORP ANNOUNCES
SECOND QUARTER DIVIDEND

Warren, Ohio, May 26, 2004—SECOND BANCORP INCORPORATED (Nasdaq “SECD”, “SECDP”) announced that its Board of Directors has declared a nineteen cent ($.19) per common share dividend payable July 6, 2004 to Second Bancorp shareholders of record on June 29, 2004. That dividend is unchanged from the previous quarter.

The dividend, payable after Second Bancorp’s scheduled July 1, 2004 merger with and into Sky Financial Group, Inc., is being paid under “Dividend Coordination” language contained in the January 8, 2004 Agreement and Plan of Merger between the companies. That language protects Second Bancorp shareholders from the loss of a quarterly dividend in conjunction with completion of the merger.

Second Bancorp is a $2.1 billion financial holding company providing a full range of commercial and consumer banking, wealth management, insurance and investment products and services to communities in a nine county area of Northeastern Ohio through subsidiaries Second National Bank and Stouffer-Herzog Insurance Agency, Inc.

Additional information about Second Bancorp can be found on the Web at www.secondbancorp.com.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary, at 330.841.0234 (phone), 330.841.0489 (fax), or cstanitz@secondnationalbank.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Second Bancorp Incorporated
Date: May 26, 2004	/s/ David L. Kellerman David L. Kellerman Chief Financial Officer and Treasurer